UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA

(Address of principal executive offices, including zip code)

(781) 250-0111

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2018, Repligen Corporation, as tenant (the “Company”), and U.S. REIF 111 Locke Drive Massachusetts, LLC, as landlord (the “Landlord”), entered into a Lease Agreement (the “Lease”) with respect to 63,761 square feet of space located at 111 Locke Drive, Marlborough, Massachusetts (the “Premises”).

The term of the Lease commences upon the Company’s substantial completion of the initial buildout of the Premises, but in no event later than June 1, 2018 (the “Commencement Date”) and shall continue for a period of 126 consecutive months, unless earlier terminated in accordance with the terms of the Lease (the “Lease Term”). Under the Lease, the Company has the option to extend the Lease Term for two additional five year periods.

Fixed rent with respect to 40,000 square feet of the Premises only shall commence on the Commencement Date, and rent for the full 63,761 square feet of the Premises shall begin 19 months following the Commencement Date. The initial fixed rental rate is $9.00 per square foot per annum for the first 12 months, and is subject to additional time-based increases up to a fixed rental rate of $11.50 per square foot per annum at the end of the initial Lease Term. Under the terms of the Lease, the Company is required to provide a security deposit of $163,487.50, and will be required to pay its pro rata share of any building operating expenses and real estate taxes.

The Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the Lease is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease Agreement, dated February 6, 2018, by and between Repligen Corporation and U.S. REIF 111 Locke Drive Massachusetts, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: February 8, 2018	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Office